Exhibit 16.1

May 14, 2013

U. S. Securities and Exchange Commission

Office of the Chief Accountant

100 F. Street Northeast

Washington, DC 20549-2000

Re:	Amaru, Inc.

Dear Sir or Madam:

We have read Item 4.02 of Form 8-K of Amaru, Inc. dated May 14, 2013, for the event that occurred on May 14, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Wei, Wei & Co., L.L.P.

Wei, Wei & Co., L.L.P.